Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

THE MCCLATCHY COMPANY

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2080478 (I.R.S. employer identification no.)

(Exact name of additional registrant as specified in its charter)	(State or other jurisdiction of incorporation or formation)	(I.R.S. Employer Identification Number)
Aboard Publishing, Inc.	Florida	65-1051606
Anchorage Daily News, Inc.	Alaska	92-0071348
Bellingham Herald Publishing, LLC	Delaware	59-0184700
Belton Publishing Company, Inc.	Missouri	43-1412853
Biscayne Bay Publishing, Inc.	Florida	65-1051521
Cass County Publishing Company	Missouri	43-0891076
Columbus Ledger-Enquirer, Inc.	Georgia	58-0376130
Cypress Media, Inc.	New York	37-0742453
Cypress Media, LLC	Delaware	65-0764225
East Coast Newspapers, Inc.	South Carolina	68-0201685
Gulf Publishing Company, Inc.	Mississippi	64-0469077
HLB Newspapers, Inc.	Missouri	43-1675371
Idaho Statesman Publishing, LLC	Delaware	59-0184700
Keltatim Publishing Company, Inc.	Kansas	48-1161908
Keynoter Publishing Company, Inc.	Florida	59-0789679
Lee’s Summit Journal, Incorporated	Missouri	44-0534462
Lexington H-L Services, Inc.	Kentucky	61-1353956
Macon Telegraph Publishing Company	Georgia	58-0333650
Mail Advertising Corporation	Texas	75-2588187
McClatchy Interactive LLC	Delaware	52-2360845
McClatchy Interactive West	Delaware	65-0683075
McClatchy Investment Company	Delaware	51-0274877
McClatchy Management Services, Inc.	Delaware	52-2360846
McClatchy Newspapers, Inc.	Delaware	94-0666175
McClatchy U.S.A., Inc.	Delaware	65-0732197
Miami Herald Media Company	Delaware	38-0723657
Newsprint Ventures, Inc.	California	68-0041100
Nittany Printing and Publishing Company	Pennsylvania	24-0676050
Nor-Tex Publishing, Inc.	Texas	75-1109443
Olympian Publishing, LLC	Delaware	59-0184700
Olympic-Cascade Publishing, Inc.	Washington	68-0098889
Pacific Northwest Publishing Company, Inc.	Florida	59-0184700
Quad County Publishing, Inc.	Illinois	37-1225856
San Luis Obispo Tribune, LLC	Delaware	20-5001401
Star-Telegram, Inc.	Delaware	22-3148254
Tacoma News, Inc.	Washington	68-0099037
The Bradenton Herald, Inc.	Florida	59-1487839
The Charlotte Observer Publishing Company	Delaware	56-0612746
The News and Observer Publishing Company	North Carolina	56-0338580
The State Media Company	South Carolina	57-0477517
The Sun Publishing Company, Inc.	South Carolina	57-0564988
Tribune Newsprint Company	Utah	87-0415831
Wichita Eagle and Beacon Publishing Company, Inc.	Kansas	48-0571718
Wingate Paper Company	Delaware	68-0068249

2100 “Q” Street Sacramento, California (Address of principal executive offices)	95816 (Zip code)

9.00% Senior Secured Notes due 2022

and Guarantees of 9.00% Senior Secured Notes due 2022

(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                             Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                      A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                      A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                      A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                      The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                      A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 18th day of June, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	660
Interest-bearing balances	354
Securities:
Held-to-maturity securities	0
Available-for-sale securities	689,326
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	76,200
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income 0
LESS: Allowance for loan and lease losses 0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,449
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	152,015
Other assets	141,868
Total assets	$1,922,185

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LIABILITIES

Deposits:
In domestic offices		536
Noninterest-bearing	536
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		242,248
Total liabilities		242,784
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,615
Not available
Retained earnings		552,729
Accumulated other comprehensive income		4,057
Other equity capital components		0
Not available
Total bank equity capital		1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,679,401
Total liabilities and equity capital		1,922,185

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura                                               )                                            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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